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                                                                   EXHIBIT 10.11


                          LONG TERM PURCHASE AGREEMENT
                          ----------------------------


Purchaser:  Zhaoqing Blue Ribbon Beer Marketing Co., Ltd.

Supplier:   Zhaoqing Blue Ribbon High Worth Brewery, Ltd.


     1.  Products
         --------

         The Purchaser will purchase on a long term basis all the Pabst Blue Ribbon beer products produced by the Supplier (including 640 ml bottled, 355 ml canned and 355 ml bottled beer).

         All the products must meet the hygienic standards and the corresponding packaging requirements. The Supplier hereby agreed to sell the Pabst Blue Ribbon beer product exclusively to the Purchaser only, and the Supplier agreed not to sell these beer products to any other customers except for the Purchaser.

     2.  Prices & Quantities
         -------------------

         The Purchaser will negotiate the purchase prices and the order quantities with the Supplier on a monthly basis. The Supplier must produce and deliver timely the products to the Purchaser in accordance with the Purchaser's ordering instructions. The Supplier has no rights to enquire about the customers information from the Purchaser. The Purchaser will guarantee the purchase prices and the order quantities for each month.

     3.  Payment Terms
         -------------

         The sale and purchase transactions are held on an open account basis. The Supplier will issue the good delivery notes and sales invoices to the Purchaser on a monthly basis. The Purchaser must pay to the Supplier within one month after receiving the products.

     4.  Others
         ------

         All the products sold to the Purchaser are not returnable to the Supplier except for those products appear to have quality defects. After the Purchaser receiving the products, all the risks are then borne by the Purchaser, and the Purchaser must pay to the Supplier promptly in accordance with the payment terms specified in this agreement.

The Purchaser and the Supplier each holds one executed copy of this agreement.



/s/ Zhaoqing Blue Ribbon Beer Marketing Co., Ltd.
-------------------------------------------------

/s/ Zhaoqing Blue Ribbon High Worth Brewery, Ltd.
-------------------------------------------------


Date:  April 1, 1995